EXHIBIT 99.1


CONFERENCE CALL TRANSCRIPT
INLD - Q3 2004 INTERLAND, INC. EARNINGS CONFERENCE CALL
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EVENT DATE/TIME: JUL. 07. 2004 / 4:30PM ET
EVENT DURATION: N/A
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INLD - Q3 2004 INTERLAND, INC. EARNINGS CONFERENCE CALL
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CORPORATE PARTICIPANTS

FABRICE KLEIN
Interland, Inc. - VP Strategy & Investor Relations

ALLEN SHULMAN
Interland, Inc. - SVP, CFO & General Counsel

JOEL KOCHER
Interland, Inc. - Chairman & CEO

CONFERENCE CALL PARTICIPANTS
VIK GROVER
Needham & Co. - Analyst

ANDY SHULFER
Air One (ph) Research - Analyst


PRESENTATION


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OPERATOR

At this time Mr. Fabrice Klein is ready to begin the conference call. All lines will be muted during the broadcast. After the presentation we will begin the question-and-answer period. (OPERATOR INSTRUCTIONS). Mr. Klein, you may begin sir.


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FABRICE KLEIN  - INTERLAND, INC. - VP STRATEGY & INVESTOR RELATIONS

Thank you. Good afternoon and welcome to the Interland third quarter of fiscal 2004 conference call. I am Fabrice Klein, Interland's Vice President of Strategy and Investor Relations. With me on the call today are Joel Kocher, Chairman and Chief Executive Officer of Interland, and Allen Shulman, Chief Financial Officer. Following prepared statements we will open the call to questions.

As a reminder to those of you who would like to listen to this call later, a webcast replay will be available at www.Interland.com under the investor relations section, which can be accessed by selecting the tab labeled "about us" from our homepage.

During this conference call, we will make projections and other forward-looking statements. These forward-looking statements include, but are not limited to -- how far we have progressed in our strategic plan for our business; our ability to achieve our targeted operating budget for fiscal 2004; our expectation about the amount of our operating loss and EBITDA in the remainder of fiscal year 2004; our expectations about churn; our expectations about channel partner agreements; our forecast of capital expenditures in the fiscal year; our forecast for Company cash, investments and restricted investments by the end of the fiscal year; and other statements concerning matters that are not historical facts. Actual results may differ materially from those contained in the forward-looking statements. Factors which could affect these forward-looking statements in Interland's business include, but are not limited to -- the ability to operate within budgeted expense; the ability of the Company to improve customer satisfaction further, reduce churn and expand its customer base as planned; our growing dependence on our reseller and other indirect sales channels; general economic conditions; the impact of competition; quarterly fluctuations in operating results; the loss of customers with failing businesses, and customer churn in general; customer acceptance of new products and services; the possible lack of availability of our restricted investments; the retention of key employees; investments in new business opportunities; the Company's ability to make infrastructure investments at a lower cost per customer than its competition; higher-than-expected cost of litigation; and the


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impact  of   liabilities   that  could  carry  over  from  Micron   Electronics'
discontinued operations. Certain of these, and other risks associated with Interland's business, are discussed in more detail in its public filings with the Securities and Exchange Commission, including its annual report on form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K and its proxy statement.

This presentation may contain information such as EBITDA, that is deemed to be a non-GAAP measure under Regulation G promulgated by the SEC. A reconciliation of these measures to the most directly comparable GAAP measures is contained in the Company's press release issued earlier today. The press release has been posted to the Company's website at www.Interland.com. To access the press release from our homepage, please select the tab labeled "about us", then click the press releases link on the menu along the left of the page.

Now, it is with pleasure that I turn over this call to Allen Shulman, Interland's Chief Financial Officer.


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ALLEN SHULMAN  - INTERLAND, INC. - SVP, CFO & GENERAL COUNSEL

Thanks, Fabrice. Good afternoon and thank you for joining us. This was a quarter in which we made substantial progress in reducing cost, as we indicated we would the last time we were together. We experienced only a slight reduction in revenue, and as we did last year, we adjusted our balance sheet to reflect goodwill and intangible impairment. It was also a quarter in which the MRC churn improvements of the previous quarter, particularly in our dedicated business, were not repeated.

As we did last quarter, we have timed this conference call and our press release to coincide with the filing of our quarterly report on Form 10-Q. We hope that those interested in our progress will agree that having the full SEC filing available for reference in detail provides a richer context to this call and to the press release, and that the extra week or two that we require to do the official filing is worthwhile.

The company reported revenues this quarter of $25.7 million, which represents a decrease of 1.3 percent from the prior quarter and 8/10 of 1 percent from the same quarter last year. Net loss from continuing operations was 81.2 million for the quarter, which equates to loss of $5.07 per share on the 16 million shares that we used in our per-share calculation, compared to a loss of $9.4 million, or 58 cents per share the previous quarter and to a loss of 136.3 million, or $9.41 per share during the same quarter last year. Including discontinued operations, net loss for the quarter was 81.7 million, or $5.10 per share. EBITDA loss from continuing operations was $74 million for the period.

As we have in the past -- and this has been required by the pronouncements of the Financial Accounting Standards Board for a couple of years now -- we have once again retained independent valuation experts to assess the value of the goodwill and other intangibles we carry on our balance sheet.

Virtually all of the goodwill on Interland's balance sheet has been the simple mathematical result of the Company having acquired, primarily for stock, the assets of other hosting companies. Because the market value of Interland's stock, plus any cash on the purchase, was greater than the appraised market value of the assets we acquired, the excess was required to be recorded as goodwill.

Because the market price of  Interland's  stock today is less,  the value of the stock and cash used in the acquisitions no longer exceeds the value of the assets, and so there's nothing to be carried as goodwill. So, as of May 31, 2004, we recorded the appropriate adjustment to our balance sheet, ran the adjustment through our P&L and our EBITDA calculations. This resulted in the recognition of impairment charges and write-downs of acquisition-related goodwill in the amount of $66.6 million. We also wrote down other identifiable intangible assets of $7 million for a total of 73.6 million in balance sheet adjustments. Neither of these adjustments, of course, affects the Company's cash balance.

This quarter we had a positive contribution of net cash from operating activities of $415,000. For comparison purposes, last year the same quarter we lost $11,335,000 of cash that was used by operating activities. Just last quarter, we used $4.7 million in operating activities. So, although our cash balance declined by close to $6 million over the past quarter, capital expenditures and debt or lease payments accounted for 5.8 million of the $6 million of cash used. From an operating expense standpoint, and from a cash usage and cash balance standpoint, we made great progress this quarter.

Where we did not perform as well as we hoped -- and this is something that isn't reflected very clearly, if at all, in our GAAP financial statements -- is in our MRC base. And those of you who have been following our company for sometime will recall that MRC is the term that we use to describe the sum of the monthly recurring charges we expect from our base of customers. For those of you for whom this term and others I will be using may be unfamiliar, let me refer you to the 10-K and to this quarter's 10-Q, where we do definitions and reconciliations.

But in short, if we had two customers, one who was on a $30 per month hosting plan and the other on a $25 hosting plan, our MRC would be $55. Now, our reported revenue is, obviously, related to our MRC, but it differs, particularly over the short-term. Because in addition to monthly recurring charges, we also make money from selling things like domain names and renewals, additional bandwidth, firewall setup charges, and a number of other onetime nonrecurring items. These go into revenue but they don't affect our MRC balance.

There's also the effect of deferred revenue accounting which delays the impact of changes in MRC on revenue. Let me give you an example. The effect on our MRC is exactly the same whether a customer joins or cancels with us on the first day


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of the month or on the last day of the month. For revenue purposes, however, the date of the change is critical. If a customer joins us on the first day of the month, we recognize a full month's revenue from that customer. But if the customer signs up on the last day of the month, our revenue may only be 1/30 of what one month's revenue is from that customer.

Also, when we report quarterly revenue results, a change in the MRC during the first month of that quarter has three times the effect on reported revenue as a change in the last month of the quarter. This is simply because a customer whom we lose in the first month of the quarter is lost for all three months of the quarter, while a customer lost in the last month detracts only revenue for one month.

Now, this past quarter we had a very encouraging MRC net churn improvement overall in March, but not so in April and May. So that for the quarter, we experienced an average negative churn of some $80,000 per month, which is about 1 percent of our monthly revenue. This compares to an average negative net churn in the second quarter of only about $60,000 per month. The difference is primarily attributable to the dedicated line of business, which although it grew in both quarters, grew more slowly in the third quarter and could not make up to the same degree for the loss of MRC from our shared business.

The effect of higher nonrecurring revenue and of deferred revenue accounting blunts the impact of the MRC change on GAAP reported revenue, but it will affect our fourth-quarter revenue. The important question, of course, is whether the net MRC loss during April and May -- which is a reversal of the seven-month trend of improvement -- is the result of aberrations that occurred only over those two short periods or whether it reflects real changes in our prospects going forward.

For one thing, we recognize that we upgraded a large number of dedicated customers to new operating systems and new servers in February and March. Many of these customers until recently continued to keep their old servers during the time it took them to fully migrate their content. We think that the continuation of our introduction of new products and services in the current quarter will restore dedicated to the more robust level of growth that it had experienced last quarter, but net MRC churn is something that we never like to see increase.

On the other hand, we are very excited about the prospects of offering our mainstream capabilities to a number of indirect channels. We introduced the first of these, Advanta, today, and Joel will be sharing with you his comments regarding the implications of that announcement.

Last quarter we said we expected our continuing operations to be around $2 million EBITDA positive in the fourth quarter, largely because of the anticipated cost reductions which we have now achieved. To put this in perspective for the fourth quarter for you, let me point out that in the third quarter our EBITDA would've been positive without the noncash impairment and restructuring charges. And since we're not going to have those charges next quarter, similar performance in the fourth quarter would contribute $1.1 million of positive EBITDA to fourth-quarter results.

Additionally, because we made many of the changes in our cost structure after the third quarter was already underway, we didn't have the full benefit of the savings as we will have in the fourth quarter. On the other hand, the recent MRC reductions require us to be a little bit more conservative in our projections. And for that reason we expect EBITDA next quarter to be approaching $2 million. Our CapEx spending in the fourth quarter is planned at 2 million.

For those who focus on GAAP net income, it should be borne in mind that with the adjustments for the third-quarter write-downs, our noncash depreciation and amortization next quarter should be in the range of $7 million, indicating a GAAP net loss of something around $5 million. We also want to call to your attention that we expect to use cash during the fourth quarter of about $7 million for items which are not a part of EBITDA from continuing operations or of CapEx, and that money will mostly go for accrued liabilities, which includes debt and capital lease principal payments as well as restructuring costs, discontinued operations, and the usual changes in the working capital.

So, from a financial perspective this was an encouraging quarter, as it demonstrated the Company's ability to improve its financial results and to exercise strict control over its cost. At the same time, the quarter demonstrated the need for our company to continue to focus on bringing stability and ultimately meaningful net growth to our revenue line. And Joel will share with you our progress and our plans on that front. Joel?


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JOEL KOCHER  - INTERLAND, INC. - CHAIRMAN & CEO


Thank you, Allen. Good afternoon and thank you for joining us today. As Allen points out, due to the actions announced last quarter we have made substantial progress on generating positive EBITDA from operations and on cash usage. We expect to generate close to $2 million in positive EBITDA this quarter, benefiting from a full quarter of the cost improvements we made at the beginning of quarter three. Of course, these improvements were largely overshadowed by the restructuring and impairment charges during quarter three.

I believe it is worth taking a few minutes to review our goals for this year and where we stand relative to those goals as we now enter the final quarter of the year.



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When we began the  current  fiscal  year '04,  we stated that we had two primary goals for the business. The first was to improve our customer satisfaction and reduce churn coming out of the integration phase. Second was to leverage our mainstream opportunity and begin to generate positive organic growth.

On the first goal, we have made major progress. We have now reduced our dollar gross churn for four consecutive quarters. We have recently compiled the results from an extensive customer research effort, and I am very pleased to report we have seen strong double-digit percentage increases in overall Interland customer satisfaction levels, with now over 80 percent of our customers willing refer Interland to a friend or business colleague. This represents a dramatic turnaround from just last summer. The money and effort invested this year in customer satisfaction initiatives and data center and network upgrades are clearly paying off for us.

Achieving this turnaround was critical to setting the stage for the Company to achieve its second goal -- to generate sustainable organic growth. We have not yet achieved this goal, but with the attainment of our customer satisfaction improvements, believe we are now poised to focus all of our resources on this ultimate goal.

As you know, our mainstream initiative has been the centerpiece of our organic growth efforts. We remain convinced there exists an exciting growth opportunity by making it easy and affordable for the 20 million small and medium-sized businesses to implement the E-business solution they want and in some cases desperately need. We believe the market adoption rates of search and the increasingly obvious inevitability of local search as a virtual replacement of the Yellow Pages will only increase the need of these SMBs and stimulate them to implement a website and related services. A quote from the May 15 issue of The Economist, I think, says it best. "A company that neglects its website may be committing commercials suicide." Those are pretty strong words.

As you know, over the past year we have been conducting extensive field testing, market research and limited production rollouts of various product and service packages and distribution channels. This has been very time-consuming, but these activities have indeed served to validate our strategy and the performance at production levels of our proprietary software tools. Obviously, though we chose a direct sales channel to explore the market because it provided us with a greater degree of control over the exploratory process, this is a very expensive channel. But we felt it was the only way to control every aspect of the go-to-market effort in order to obtain the needed learnings and insights to build a viable business model.

We were able to obtain the needed insights, and subsequently, at the beginning of quarter three, announced our intention to put most of our emphasis on indirect distribution channels. This move substantially lowered our sales expenses for mainstream, and as Allen discussed, should further enable a healthy level of EBITDA in our fourth quarter.

As a direct result of these learnings and our emphasis on indirect channels, I am also pleased to announce today the successful formation of a five-year partnership agreement with Advanta Bank Corporation, the nation's second-largest issuer of business credit cards to small businesses. Advanta will utilize its extensive direct marketing capabilities to target and promote our website and online services to the broad unpenetrated small-business market, not just to their existing cardholders. We are very excited that Advanta has agreed to partner with Interland to drive a broad marketing effort into the U.S. marketplace.

Advanta is exactly the type of major channel partner we want to extend our marketing reach. This agreement should allow us to dramatically increase our demand creation efforts without a front-loaded increase and marketing spend. Advanta will participate in the recurring revenue and will absorb the upfront expense associated with a direct marketing acquisition effort. Together, by leveraging Advanta's sophisticated direct marketing capabilities and Interland's Internet services skills, we should have a substantial opportunity to take advantage of small-businesses' growing need for these services. We have other partnership deals in the pipeline and we expect to announce them soon.

Another key component of our growth initiative will be the aggressive introduction of new products. With all of the focus on acquisition, integration and customer satisfaction improvements over the last few years, this has not been a focus for Interland. This has recently become a priority now that we have those other activities behind us, and we have been working hard over the last several months to get a pipeline of new products in place ready for introduction. These products will be targeted at our very large installed base of customers as well as new customers. Many of these products are add-on services, carry attractive gross margins and are almost entirely additive to the current levels of revenue.

In summary, I am pleased with our progress on several fronts, positioning Interland for positive EBITDA in the fourth quarter, a reduction of cash consumption of several million dollars and dramatically improved customer satisfaction ratings. I believe the Company is poised to grow. However, we need to introduce the new products that we have on the slate, continue to add channel partners for our mainstream business, and strengthen our marketing effort in order to achieve our ultimate goal.

Thank you. Now if you have any questions, please follow the operator's instructions.



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QUESTION AND ANSWER


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OPERATOR

(OPERATOR INSTRUCTIONS). Vik Grover, Needham & Co.


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VIK GROVER  - NEEDHAM & CO. - ANALYST

Good to see the EBITDA positive. I tried to look forward on the direct versus indirect strategy. I guess housekeeping first. How many direct salespeople are left in mainstream?


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ALLEN SHULMAN  - INTERLAND, INC. - SVP, CFO & GENERAL COUNSEL

We don't have any, Vik.


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VIK GROVER  - NEEDHAM & CO. - ANALYST

They're all gone? Okay. Now on the indirect side, how does that work differently versus your prior strategy on the direct sales in there? Are you still giving out the Web setup, you know, the website setup and some of the initial costs of deploying the site, and trying to lock these customers into a contract? Any kind of visibility there. And are you booking the revenues on a net basis, giving some sort of residual or commission in the indirect channel, or are you grossing it up and then calling it some sort of variable selling expense? I'm trying to figure out how we can maybe take this into the model direct versus indirect.


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JOEL KOCHER  - INTERLAND, INC. - CHAIRMAN & CEO

I will take the first one, Vik, and I'll let Allen take the second one. With respect to how we're structuring the go-to-market on this, it's much more flexible than what we had before. In fact, one of our learnings was that what we had before was probably too rigid. So as we go out and talk to these different channel partners, we're kind of working from the customer segment backwards and saying, what is going to best serve this particular market segment and we'll structure our pricing accordingly. In general, just to give you a sense of it, you're probably going to see a little more MRC and upfront cost to the customer, whereas before we had more or less amortized that development cost over the life of the customer. Allen, do you want to take the second?


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ALLEN SHULMAN  - INTERLAND, INC. - SVP, CFO & GENERAL COUNSEL

Yes. As far as the booking goes, this is one of the things that received a lot of press with the Google announcement and the comparison of Google's performance to Yahoo's performance and so forth. Our history has been on indirect -- and Verizon is a good example of an indirect relationship that we have had for a number of years now, as you know. And in that case we only book the net.
(technical difficulty) is that we would continue to do that in those cases where, like Verizon, Interland is not the brand who's being sold and not the party that the ultimate customer looks to in the first instance for performance. So if we provide services through an indirect channel where the channel partner is the brand that is offering (technical difficulty) the customer is being provided the service, then we will only book the net.

On the other hand, where someone -- as in Advanta's case -- is our marketing agent, to persuade someone to use our services under our brand name; in those cases we'll book the gross and then pay whatever commission or revenue share is due to the indirect channel as an expense.


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VIK GROVER  - NEEDHAM & CO. - ANALYST

Okay. One follow-up, if I may. So it's a five-year contract, or partnership rather; are there any terms, take or pay, or any more -- any kind of visibility you can give us into (indiscernible)? I guess, is Advanta using this as a vehicle for not only getting customer loyalty, but increasing balances on their credit cards? Will it use their system to bill and collect?


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JOEL KOCHER  - INTERLAND, INC. - CHAIRMAN & CEO

You know, it's difficult, obviously, to give (technical difficulty) on a deal like this, but one thing I can do for you, Vik, is frame the context of the deal. This is not -- this deal was not structured just to sell to their installed base of cardmembers or to enhance the offering to their cardmembers. Certainly they'll do that, and certainly we'll do that. This deal really is the outcome of a much more compelling and interesting opportunity, which is Advanta's desire to leverage its extensive direct marketing expertise into a sector of the market that they believed -- before they ever talked to us -- has legitimate growth legs over the next several years.

As you may or may not know, their core business is a business that's fairly crowded and fairly mature. So they are looking for a way to leverage that go-to-market customer facing segmentation capability into a growth sector. Once they chose our sector, they then chose us as the best partner to go to market with. So our collective effort will be focused on generating new customers and new customer acquisitions, and frankly we look at the installed base of Advanta cardmembers as just icing on the cake.


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VIK GROVER  - NEEDHAM & CO. - ANALYST

I will yield the floor. Thanks a lot.


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OPERATOR

Andy Shulfer (ph), Air One (ph) Research.


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ANDY SHULFER  - AIR ONE (PH) RESEARCH - ANALYST

Two questions. One just blocking and tackling -- if you're still giving out data points on customer counts, domain counts, anything like that.


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ALLEN SHULMAN  - INTERLAND, INC. - SVP, CFO & GENERAL COUNSEL

Yes, Andy, we are. We had about 178,000 shared accounts at the end of the quarter, about 3000 mainstream accounts and 9800 dedicated servers.


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ANDY SHULFER  - AIR ONE (PH) RESEARCH - ANALYST

Great, thanks. On the credit card deal, I am intrigued by it on a number of levels. But one, as you looked at your own cost structure and evaluated kind of who your partners would be, I assume part of it was understanding what your collection efforts are and just expense efforts around something that a credit card company would be able to bring to the table. Would you say those were factored into the terms of the deal or would you say that's upside for you and your model?


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JOEL KOCHER  - INTERLAND, INC. - CHAIRMAN & CEO

In the main, I would say it's upside for us in the model.


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ANDY SHULFER  - AIR ONE (PH) RESEARCH - ANALYST

Excellent. In terms of the next partners that you would be hitting, should we expect unique types of industries like the credit card industry, which traditionally hasn't been a marketer of hosting services? Who have you looked at and who should we expect to look for as types of companies?


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JOEL KOCHER  - INTERLAND, INC. - CHAIRMAN & CEO

I think one thing that is very clear to us and has been for a year is that the future of our business hasn't got a whole lot to do with looking at the hosting business through a traditional lens. The Internet business is going mainstream with or without Interland, with or without any of the current hosting players in the marketplace. All one has to do is look at Google's public filings to see what's really happening. And when you start hearing things, the types of things that we're hearing, like the quote that I gave you earlier from a mainstream publication like The Economist, all the indicators are there that the things that we have been saying are correct. Now, we have been working hard to get ourselves in a position to do this. We went through a period where we tested extensively, used the direct sale -- a very expensive channel to capture a lot of learnings. But you most definitely will see use a broad array of partners, and these partners will not be people that have traditionally resold hosting.


--------------------------------------------------------------------------------
ANDY SHULFER  - AIR ONE (PH) RESEARCH - ANALYST

On the Advanta deal, where should we expect to first see them market with your products?


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JOEL KOCHER  - INTERLAND, INC. - CHAIRMAN & CEO

Another good reason why I really like these guys is they really know what they're doing. So they're going to go through a fairly sophisticated and extensive testing phase where they are testing different messaging, different packaging and price points, as well as different market segments and verticals that have different firmographic (ph), and in some case, demographic profiles. So we'll be going through that during the summer. We have already started a lot of the work around putting that together and we'll be in field testing very soon. I would expect we would be in production mode sometime during the first quarter, and generating, hopefully, something meaningful to us by the second quarter.


--------------------------------------------------------------------------------
ANDY SHULFER  - AIR ONE (PH) RESEARCH - ANALYST

Okay. Very good. (multiple speakers) on that deal; should look good. Thanks.


--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS).


--------------------------------------------------------------------------------
FABRICE KLEIN  - INTERLAND, INC. - VP STRATEGY & INVESTOR RELATIONS

If there are no more questions that would mark the end of the call, and we look forward to our fourth quarter announcement some time in October. Thank you very much.



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

                                                                FINAL TRANSCRIPT
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INLD - Q3 2004 INTERLAND, INC. EARNINGS CONFERENCE CALL
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